UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2011

GelTech Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1
Jupiter, Florida 33458
 (Address of Principal Executive Office) (Zip Code)

 (561) 427-6144
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2011, the Board of Directors of GelTech Solutions, Inc. (the “Company”) granted 175,000 10-year stock options to each of Michael Cordani, Chief Executive Officer, Joseph Ingarra, President and Peter Cordani, Chief Technology Officer exercisable at a $0.81 per share.  The options vest in six equal increments each June 30th and December 31st, with the first vesting date being December 31, 2011, subject to continued employment on each applicable vesting date.  Exercisability of the options is subject to the execution of the Company’s standard stock option agreement.

Item 5.03            Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2011, the Board of Directors of the Company approved an amendment to the Company’s Bylaws (the “Amendment”).  The Amendment provides that, except as provided by law, a majority of the votes cast shall be sufficient to pass proposals on matters other than the election of directors.  The prior provision required a majority of the shares present and entitled to vote.  The foregoing description is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

3.1           Amendment No. 2 to the Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GELTECH SOLUTIONS, INC.

By:	/s/ Michael Cordani
Michael Cordani Chief Executive Officer

Date:  September 22, 2011